SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 5, 2004

PAVILION BANCORP, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-22461 (Commission File Number)	38-3088340 (IRS Employer Identification no.)

135 East Maumee Street Adrian, Michigan (Address of principal executive office)		49221 (Zip Code)

Registrant's telephone number, including area code: (517) 265-5144

Item 7.         Financial Statements and Exhibits.

                   Exhibit

                   99.1     Press Release Dated January 5, 2004.

Item 12.        Results of Opeartions.

                   On January 5, 2004, Pavilion Bancorp, Inc. issued a press release announcing a cash dividend of $.23 per share on the common stock payable January 30, 2004 to shareholders of record on January 16, 2004 and a 5 percent stock dividend on January 30, 2004 to shareholders on January 16, 2004. The cash dividend will not be paid on the stock dividend shares. A copy of the press release is attached as Exhibit 99.1.

                   The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 5, 2004	PAVILION BANCORP, INC. (Registrant)
	By:	/s/ Loren V. Happel Loren V. Happel Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release Dated January 5, 2004

EXHIBIT 99.1

For Immediate Release

January 5, 2004

News For:	Pavilion Bancorp, Inc.
Contact:	Douglas L. Kapnick, Chairman of the Board
Pamela S. Fisher, Corporate Secretary
(517) 266-5054
pfisher@pavilionbancorp.com

Pavilion Bancorp Announces Dividends

ADRIAN, MICHIGAN: The Board of Directors of Pavilion Bancorp, Inc., the parent company of the Bank of Lenawee and the Bank of Washtenaw, has announced a cash dividend of $.23 per share on the common stock payable January 30, 2004 to shareholders of record on January 16, 2004.

Also approved was the payment of a 5 percent stock dividend on January 30, 2004 to shareholders of record January 16, 2004. The cash dividend will not be paid on the stock dividend shares.

Pavilion Bancorp, Inc. is traded on the OTC Bulletin Board under the symbol PVLN. Stifel Nicolaus, of Columbus, Ohio, is the primary market maker in the stock.

135 East Maumee Adrian, Michigan 49221 www.pavilionbancorp.com